EXHIBIT 99.1

Second quarter 2022 Results
•Net income of $78.6 million, or $0.36 per common share
•Operating net income of $80.3 million, or $0.37 per common share[1]
•Loan balances increased $1.5 billion or 6.3%
•Deposit balances decreased $567.2 million or 2.1%
•Provision for credit losses of $18.7 million

00

UMPQUA REPORTS SECOND QUARTER 2022 RESULTS
$0.36	$79	12.23%	13.5%
Net earnings per diluted common share	Net income ($ in millions)	Return on average tangible common equity ("ROATCE")[1]	Total risk-based capital ratio (estimated)
0

CEO Commentary
“Strong loan growth, exceptional credit quality, interest bearing deposit outflow, and net interest margin expansion characterize Umpqua’s second quarter results,” said Cort O’Haver, President and CEO. “Healthy demand within our footprint, growing momentum from new teams and geographies, and continued dedication from our associates contributed to record net loan growth of $1.5 billion in the quarter, with new generation reflective of existing, conservative portfolio trends. While customer tax payments contributed to deposit contraction, we are seeing expanded balances in the third quarter to date, in line with a more normalized pattern of deposit flows than we experienced over the past two years.”

–Cort O’Haver, President and CEO of Umpqua Holdings Corporation

2Q22 HIGHLIGHTS (COMPARED TO 1Q22)

Net Interest Income and NIM	•Net interest income increased by $19.4 million on a quarter-to-quarter basis due to the favorable impact of rising interest rates and the deployment of cash into loans.
•Net interest margin was 3.41%, up 27 basis points from the prior quarter. Total deposit costs were 6 basis points for both the quarterly average and the quarter-end spot rate at June 30, 2022, unchanged from the first quarter.

Non-Interest Income and Expense
•Non-interest income decreased by $24.7 million due almost entirely to a smaller write-up of the mortgage servicing asset compared to the first quarter. Fair value adjustments continued to impact mortgage banking revenue and other income given interest rate changes.

•Non-interest expense decreased by $2.9 million due to lower salaries and employee benefits expense and lower exit and disposal costs, partially offset by higher consulting fees.

Credit Quality	•Net charge-offs remained low at 0.11% of average loans and leases (annualized).
•Provision expense of $18.7 million compares to $4.8 million for the prior quarter. Net portfolio growth and economic forecast changes are the primary drivers of the increase.
•Non-performing assets to total assets was 0.15%, up 1 basis point from March 31, 2022.

Capital	•Estimated total risk-based capital ratio of 13.5% and estimated tier 1 risk-based capital ratio of 10.9%.
•Declared a quarterly cash dividend of $0.21 per common share on July 20, 2022, payable August 15, 2022, to holders of record as of August 1, 2022.

Notable items	•Continued due diligence related to previously discussed MSR hedges.
•$2.7 million in merger-related expenses and $0.4 million in exit and disposal costs.

2Q22 KEY FINANCIAL DATA

PERFORMANCE METRICS		2Q22		1Q22		2Q21
Return on average assets		1.04%		1.21%		1.54%
Return on average tangible common equity[1]		12.23%		13.66%		17.33%
Operating return on average assets[1]		1.06%		1.03%		1.63%
Operating return on average tangible common equity[1]		12.49%		11.62%		18.24%
Net interest margin		3.41%		3.14%		3.20%
Efficiency ratio - consolidated		59.12%		59.02%		58.96%
Loan to deposit ratio		93.50%		86.05%		84.67%

INCOME STATEMENT ($ in 000s, excl. per share data)		2Q22		1Q22		2Q21
Net interest income		$248,170		$228,763		$229,763
Provision (recapture) for credit losses		$18,692		$4,804		($22,996)
Non-interest income		$55,235		$79,969		$91,075
Non-interest expense		$179,574		$182,430		$189,400
Pre-provision net revenue[1]		$123,831		$126,302		$131,438
Operating pre-provision net revenue[1]		$125,994		$108,125		$139,539
Earnings per common share - diluted		$0.36		$0.42		$0.53
Operating earnings per common share - diluted[1]		$0.37		$0.36		$0.55
Dividends paid per share		$0.21		$0.21		$0.21

BALANCE SHEET		2Q22		1Q22		2Q21
Total assets	$30.1	B	$30.6	B	$30.3	B
Loans and leases	$24.4	B	$23.0	B	$22.1	B
Total deposits	$26.1	B	$26.7	B	$26.2	B
Book value per common share		$11.60		$12.02		$12.54
Tangible book value per share[1]		$11.57		$11.98		$12.49
Tangible book value per share, ex AOCI[1]		$12.99		$12.83		$12.26
Umpqua Holdings Corporation Investor Contact:
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Balance Sheet
Total consolidated assets were $30.1 billion as of June 30, 2022, compared to $30.6 billion as of March 31, 2022 and $30.3 billion as of June 30, 2021. Including secured off-balance sheet lines of credit, total available liquidity was $14.3 billion as of June 30, 2022, representing 48% of total assets and 55% of total deposits.

Gross loans and leases were $24.4 billion as of June 30, 2022, an increase of $1.5 billion relative to March 31, 2022. Significant activity across business lines, portfolio classes, and geographies contributed to the quarter's substantial growth. Commercial and home equity lines of credit were also additive to portfolio balances as associated utilization rates were up slightly from the prior quarter's levels despite higher commitment balances. New loans added to the portfolio during the second quarter have similar underwriting characteristics to existing loan categories, as our Q2 2022 Earnings Presentation details.

Total deposits were $26.1 billion as of June 30, 2022, a decrease of $567.2 million or 2.1% from $26.7 billion as of March 31, 2022. A continued decline in time deposits and customer tax payments contributed to balance contraction during the quarter.

Net Interest Income
Net interest income was $248.2 million for the second quarter of 2022, up $19.4 million from the prior quarter. The increase reflects the deployment of cash into loans and the favorable impact of higher interest rates on our asset sensitive balance sheet. Excluding PPP-related income, which contributed only $2.8 million to interest income in the second quarter, net interest income was up $23.4 million from the prior quarter.

The Company's net interest margin was 3.41% for the second quarter of 2022, up 27 basis points from 3.14% for the first quarter of 2022. The increase is attributable to the higher mix of loans as a percentage of earning assets as well as an increase in individual category earning asset yields given upward interest rate movements. The cost of interest-bearing deposits increased one basis point to 0.11% for the second quarter of 2022 compared to the first quarter of 2022, and it was 0.10% on June 30, 2022, as portfolio mix changes during the quarter caused a quarter-end spot rate that was below the second quarter's average rate. Please refer to the Q2 2022 Earnings Presentation available on our website for additional net interest margin change details and interest rate sensitivity information.

Credit Quality
The allowance for credit losses was $273.9 million, or 1.12% of loans and leases, as of June 30, 2022, compared to $261.5 million, or 1.14% of loans and leases, as of March 31, 2022. The provision for credit losses of $18.7 million for the second quarter of 2022 compares to a provision of $4.8 million for the first quarter of 2022. The current quarter's provision reflects allowance requirements for new loan generation, changes between the March 2022 and May 2022 economic forecasts used in credit models, and loan mix changes. Please refer to the Q2 2022 Earnings Presentation available on our website for additional details related to the allowance for credit losses.

Net charge-offs were 0.11% of average loans and leases (annualized) for the second quarter of 2022, compared to 0.10% for the first quarter of 2022. Net charge-off activity within the FinPac portfolio continued to remain below its historical average. As of June 30, 2022, non-performing assets were 0.15% of total assets, compared to 0.14% as of March 31, 2022 and 0.17% as of June 30, 2021.

Non-interest Income
Non-interest income was $55.2 million for the second quarter of 2022, down $24.7 million from the prior quarter. The decline was primarily driven by a net fair value gain of $23.5 million in the first quarter related to cumulative fair value adjustments, which compares to a net fair value gain of $1.0 million in the second quarter. Higher revenue from service charges and card-based fee income offset lower swap and mortgage gain-on-sale revenue.

As detailed in our segment and non-GAAP disclosures, non-interest income for the Core Banking segment includes a fair value loss of $9.9 million for the second quarter of 2022, driven by an increase in long-term interest rates and their effect on fair value adjustments related to investment securities, swap derivatives, and loans carried at fair value. This compares to a fair value loss of $16.7 million in the first quarter of 2022, and the $6.8 million favorable movement in fair value change between periods is primarily captured in other income. Please refer to the Q2 2022 Earnings presentation available on our website for additional details related to other non-interest income.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Revenue from the origination and sale of residential mortgages was $15.1 million for the second quarter of 2022, a decrease of $1.7 million from the prior quarter. This decline reflects a sequential quarter decrease of $72.6 million or 11% in for-sale mortgage origination volume given the impact of rising long-term interest rates. Of the current quarter's mortgage production, 83% related to purchase activity, compared to 58% for the prior quarter and 56% for the same period of the prior year. While the mortgage banking gain on sale margin increased three basis points from the prior quarter to 2.62% for the second quarter of 2022, it continued to reflect the negative impact from rising rates on the pipeline. Interest rate movements favorably impacted valuation of the MSR asset, resulting in a net write-up during the quarter of $5.9 million, which includes a $10.9 million fair value gain related to model inputs. We continue to work toward putting hedges in place to reduce the volatility of MSR fair value impacts on a net basis in future quarters.

Non-interest Expense
Non-interest expense was $179.6 million for the second quarter of 2022, down $2.9 million from the prior quarter level. The decrease is primarily due to a $2.2 million decline in salaries and employee benefits. The second quarter of 2022 included $2.7 million in merger-related expenses. Please refer to the Q2 2022 Earnings Presentation available on our website for additional quarterly expense change details.

Capital
As of June 30, 2022, the Company's tangible book value per common share2 decreased to $11.57, compared to $11.98 in the prior quarter and $12.49 in the same period of the prior year. Rising interest rates drove a decline in the fair value of available-for-sale investment securities and an increase in junior subordinated debt accounted for at fair value during the quarter. The impact of these items is reflected by a decline in accumulated other comprehensive (loss) income ("AOCI") to $(308.1) million, compared to $(183.8) million at the prior quarter-end and $50.6 million at June 30, 2021. Excluding AOCI, tangible book2 increased to $12.99 at June 30, 2022, compared to $12.83 and $12.26 for the linked-quarter and year-ago periods, respectively.

AOCI has no effect on our regulatory capital ratios as the company opted to exclude it from our common equity tier 1 capital calculations. The Company's estimated total risk-based capital ratio was 13.5% and its estimated tier 1 risk-based capital ratio was 10.9% as of June 30, 2022. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of June 30, 2022 are estimates, pending completion and filing of the Company's regulatory reports.

Segment Disclosures
Segment disclosures on pages 18-20 of this press release provide additional detail on the Company's two operating segments: Core Banking and Mortgage Banking.

The Core Banking segment includes all lines of business, except Mortgage Banking, including commercial, retail, wealth management, as well as the operations, technology, and administrative functions of the Bank and Holding Company. The Mortgage Banking segment includes the revenue earned from the production and sale of residential real estate loans, the servicing income from our serviced loan portfolio, the quarterly changes to the mortgage servicing rights (MSR) asset, and the specific expenses that are related to mortgage banking activities including variable commission expenses. Revenue and related expenses for residential real estate loans held for investment are included in the Core Banking segment as portfolio loans are an anchor product for our consumer and wealth channels and are originated through a variety of channels throughout the Company.

Earnings Conference Call Information
The Company will host its second quarter 2022 earnings conference call on July 21, 2022, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its second quarter 2022 financial results. Participants may register for the call using the below link to receive dial-in details and their own unique PINs or join the audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BI6f2cea3381f84083b34527ba1a684e6b
Join the audiocast: https://edge.media-server.com/mmc/p/udwqefhe
Access the replay through the Company's investor relations page: https://www.umpquabank.com/investor-relations/

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ), headquartered in Portland, Oregon, is the parent company of Umpqua Bank, an Oregon-based regional bank that operates in Oregon, Washington, California, Idaho, Nevada, Arizona, and Colorado. Umpqua Bank has been recognized for its innovative customer experience and banking strategy by national publications including The Wall Street Journal, The New York Times, BusinessWeek, Fast Company and CNBC. The company was named #1 in Customer Satisfaction for the Northwest Region in the J.D. Power 2021 U.S. Retail Banking Satisfaction StudySM, and Forbes consistently ranks Umpqua as one of America’s Best Banks. The Portland Business Journal has also recognized Umpqua as the Most Admired Financial Services Company in Oregon for seventeen consecutive years. In addition to its retail and commercial banking presence, Umpqua Bank owns Financial Pacific Leasing, Inc., a nationally recognized commercial finance company that provides equipment leases to businesses. For more information, visit umpquabank.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and potential MSR hedging activity and the result of such activity. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, inflation and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; the ability to complete, or any delays in completing, the proposed transaction between us and Columbia Banking System, Inc.; any failure to realize the anticipated benefits of the transaction when expected or at all; certain restrictions during the pendency of the proposed transaction that may impact our ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; and potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction and integration of the companies. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company's Board of Directors, and may be subject to regulatory approval or conditions.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$234,674	$214,404	$221,501	$224,403	$223,470	9%	5%
Interest and dividends on investments:
Taxable	17,256	18,725	16,566	16,102	14,619	(8)%	18%
Exempt from federal income tax	1,369	1,372	1,456	1,470	1,487	0%	(8)%
Dividends	84	86	102	213	405	(2)%	(79)%
Temporary investments and interest bearing deposits	2,919	1,353	1,229	1,237	774	116%	277%
Total interest income	256,302	235,940	240,854	243,425	240,755	9%	6%
Interest expense:
Deposits	4,015	3,916	4,357	5,100	7,016	3%	(43)%
Securities sold under agreement to repurchase and federal funds purchased	66	63	48	88	68	5%	(3)%
Borrowings	50	49	51	149	866	2%	(94)%
Junior subordinated debentures	4,001	3,149	3,019	3,014	3,042	27%	32%
Total interest expense	8,132	7,177	7,475	8,351	10,992	13%	(26)%
Net interest income	248,170	228,763	233,379	235,074	229,763	8%	8%
Provision (recapture) for credit losses	18,692	4,804	(736)	(18,919)	(22,996)	289%	(181)%
Non-interest income:
Service charges on deposits	12,011	11,583	11,188	10,941	10,310	4%	16%
Card-based fees	10,530	8,708	9,355	9,111	10,274	21%	2%
Brokerage revenue	27	11	31	31	1,135	145%	(98)%
Residential mortgage banking revenue, net	30,544	60,786	43,185	34,150	44,443	(50)%	(31)%
Gain on sale of debt securities, net	—	2	4	—	—	(100)%	nm
(Loss) gain on equity securities, net	(2,075)	(2,661)	(466)	(343)	4	(22)%	nm
Gain on loan and lease sales, net	1,303	2,337	4,816	4,208	5,318	(44)%	(75)%
BOLI income	2,110	2,087	2,101	2,038	2,092	1%	1%
Other income (loss)	785	(2,884)	12,524	13,569	17,499	(127)%	(96)%
Total non-interest income	55,235	79,969	82,738	73,705	91,075	(31)%	(39)%
Non-interest expense:
Salaries and employee benefits	110,942	113,138	117,477	117,636	121,573	(2)%	(9)%
Occupancy and equipment, net	34,559	34,829	34,310	33,944	34,657	(1)%	0%
Intangible amortization	1,026	1,025	1,130	1,130	1,130	0%	(9)%
FDIC assessments	2,954	4,516	2,896	2,136	1,607	(35)%	84%
Merger related expenses	2,672	2,278	15,183	—	—	17%	nm
Other expenses	27,421	26,644	28,715	28,907	30,433	3%	(10)%
Total non-interest expense	179,574	182,430	199,711	183,753	189,400	(2)%	(5)%
Income before provision for income taxes	105,139	121,498	117,142	143,945	154,434	(13)%	(32)%
Provision for income taxes	26,548	30,341	28,788	35,879	38,291	(13)%	(31)%
Net income	$78,591	$91,157	$88,354	$108,066	$116,143	(14)%	(32)%

Weighted average basic shares outstanding	217,030	216,782	216,624	218,416	220,593	0%	(2)%
Weighted average diluted shares outstanding	217,279	217,392	217,356	218,978	221,022	0%	(2)%
Earnings per common share – basic	$0.36	$0.42	$0.41	$0.49	$0.53	(14)%	(32)%
Earnings per common share – diluted	$0.36	$0.42	$0.41	$0.49	$0.53	(14)%	(32)%

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Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Six Months Ended		% Change
(In thousands, except per share data)	Jun 30, 2022	Jun 30, 2021	Year over Year
Interest income:
Loans and leases	$449,078	$444,611	1%
Interest and dividends on investments:
Taxable	35,981	27,731	30%
Exempt from federal income tax	2,741	3,021	(9)%
Dividends	170	1,003	(83)%
Temporary investments and interest bearing deposits	4,272	1,398	206%
Total interest income	492,242	477,764	3%
Interest expense:
Deposits	7,931	17,694	(55)%
Securities sold under agreement to repurchase and federal funds purchased	129	144	(10)%
Borrowings	99	2,638	(96)%
Junior subordinated debentures	7,150	6,094	17%
Total interest expense	15,309	26,570	(42)%
Net interest income	476,933	451,194	6%
Provision (recapture) for credit losses	23,496	(22,996)	(202)%
Non-interest income:
Service charges on deposits	23,594	19,957	18%
Card-based fees	19,238	17,648	9%
Brokerage revenue	38	5,050	(99)%
Residential mortgage banking revenue, net	91,330	109,476	(17)%
Gain on sale of debt securities, net	2	4	(50)%
Loss on equity securities, net	(4,736)	(702)	nm
Gain on loan and lease sales, net	3,640	6,691	(46)%
BOLI income	4,197	4,163	1%
Other (loss) income	(2,099)	37,588	(106)%
Total non-interest income	135,204	199,875	(32)%
Non-interest expense:
Salaries and employee benefits	224,080	245,707	(9)%
Occupancy and equipment, net	69,388	69,292	0%
Intangible amortization	2,051	2,260	(9)%
FDIC assessments	7,470	4,206	78%
Merger related expenses	4,950	—	nm
Other expenses	54,065	55,527	(3)%
Total non-interest expense	362,004	376,992	(4)%
Income before provision for income taxes	226,637	297,073	(24)%
Provision for income taxes	56,889	73,193	(22)%
Net income	$169,748	$223,880	(24)%

Weighted average basic shares outstanding	216,906	220,481	(2)%
Weighted average diluted shares outstanding	217,333	220,928	(2)%
Earnings per common share – basic	$0.78	$1.02	(24)%
Earnings per common share – diluted	$0.78	$1.01	(23)%

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Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$315,348	$307,144	$222,015	$395,555	$397,526	3%	(21)%
Interest bearing cash and temporary investments	687,233	2,358,292	2,539,606	3,349,034	2,688,285	(71)%	(74)%
Investment securities:
Equity and other, at fair value	75,347	78,966	81,214	81,575	82,099	(5)%	(8)%
Available for sale, at fair value	3,416,707	3,638,080	3,870,435	3,723,171	3,473,950	(6)%	(2)%
Held to maturity, at amortized cost	2,637	2,700	2,744	2,795	2,876	(2)%	(8)%
Loans held for sale	228,889	309,946	353,105	352,466	429,052	(26)%	(47)%
Loans and leases	24,432,678	22,975,761	22,553,180	21,969,940	22,143,739	6%	10%
Allowance for credit losses on loans and leases	(261,111)	(248,564)	(248,412)	(257,560)	(279,887)	5%	(7)%
Net loans and leases	24,171,567	22,727,197	22,304,768	21,712,380	21,863,852	6%	11%
Restricted equity securities	10,867	10,889	10,916	10,946	15,247	0%	(29)%
Premises and equipment, net	165,196	167,369	171,125	172,624	172,546	(1)%	(4)%
Operating lease right-of-use assets	87,249	87,333	82,366	88,379	95,030	0%	(8)%
Other intangible assets, net	6,789	7,815	8,840	9,970	11,100	(13)%	(39)%
Residential mortgage servicing rights, at fair value	179,558	165,807	123,615	105,834	102,699	8%	75%
Bank owned life insurance	328,764	328,040	327,745	325,646	324,998	0%	1%
Deferred tax asset, net	70,134	39,051	—	8,402	—	80%	nm
Other assets	389,409	408,497	542,442	552,702	625,705	(5)%	(38)%
Total assets	$30,135,694	$30,637,126	$30,640,936	$30,891,479	$30,284,965	(2)%	0%
Liabilities:
Deposits	$26,132,423	$26,699,587	$26,594,685	$26,908,397	$26,153,553	(2)%	0%
Securities sold under agreements to repurchase	527,961	499,539	492,247	467,760	480,302	6%	10%
Borrowings	6,252	6,290	6,329	6,367	111,405	(1)%	(94)%
Junior subordinated debentures, at fair value	321,268	305,719	293,081	299,508	287,723	5%	12%
Junior subordinated debentures, at amortized cost	87,927	87,984	88,041	88,098	88,155	0%	0%
Operating lease liabilities	101,352	101,732	95,427	100,557	106,195	0%	(5)%
Deferred tax liability, net	—	—	4,353	—	2,497	nm	(100)%
Other liabilities	440,235	328,677	317,503	298,413	288,819	34%	52%
Total liabilities	27,617,418	28,029,528	27,891,666	28,169,100	27,518,649	(1)%	0%
Shareholders' equity:
Common stock	3,445,531	3,443,266	3,444,849	3,442,085	3,517,641	0%	(2)%
Accumulated deficit	(619,108)	(651,912)	(697,338)	(739,915)	(801,954)	(5)%	(23)%
Accumulated other comprehensive (loss) income	(308,147)	(183,756)	1,759	20,209	50,629	68%	nm
Total shareholders' equity	2,518,276	2,607,598	2,749,270	2,722,379	2,766,316	(3)%	(9)%
Total liabilities and shareholders' equity	$30,135,694	$30,637,126	$30,640,936	$30,891,479	$30,284,965	(2)%	0%

Common shares outstanding at period end	217,049	216,967	216,626	216,622	220,626	0%	(2)%
Book value per common share	$11.60	$12.02	$12.69	$12.57	$12.54	(3)%	(7)%
Tangible book value per common share (1)	$11.57	$11.98	$12.65	$12.52	$12.49	(3)%	(7)%
Tangible equity - common (1)	$2,511,487	$2,599,783	$2,740,430	$2,712,409	$2,755,216	(3)%	(9)%
Tangible common equity to tangible assets (1)	8.34%	8.49%	8.95%	8.78%	9.10%	(0.15)	(0.76)
nm = not meaningful
(1) See GAAP to Non-GAAP Reconciliation.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.21	$0.21	$0.21	$0.21	$0.21	0%	0%
Book value	$11.60	$12.02	$12.69	$12.57	$12.54	(3)%	(7)%
Tangible book value (1)	$11.57	$11.98	$12.65	$12.52	$12.49	(3)%	(7)%
Tangible book value, ex accumulated other comprehensive income (1)	$12.99	$12.83	$12.64	$12.43	$12.26	1%	6%

Performance Ratios:
Efficiency ratio	59.12%	59.02%	63.10%	59.44%	58.96%	0.10	0.16
Pre-provision net revenue (PPNR) ROAA (1)	1.64%	1.67%	1.50%	1.62%	1.75%	(0.03)	(0.11)
Return on average assets (ROAA)	1.04%	1.21%	1.13%	1.40%	1.54%	(0.17)	(0.50)
Return on average common equity	12.20%	13.62%	12.90%	15.82%	17.25%	(1.42)	(5.05)
Return on average tangible common equity (1)	12.23%	13.66%	12.94%	15.88%	17.33%	(1.43)	(5.10)

Performance Ratios - Operating: (1)
Operating efficiency ratio (1)	58.27%	62.02%	59.61%	58.94%	56.89%	(3.75)	1.38
Operating PPNR return on average assets (1)	1.66%	1.43%	1.58%	1.62%	1.86%	0.23	(0.20)
Operating return on average assets (1)	1.06%	1.03%	1.23%	1.40%	1.63%	0.03	(0.57)
Operating return on average common equity (1)	12.46%	11.58%	13.98%	15.82%	18.16%	0.88	(5.70)
Operating return on average tangible common equity (1)	12.49%	11.62%	14.03%	15.88%	18.24%	0.87	(5.75)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	3.94%	3.79%	3.94%	4.02%	3.99%	0.15	(0.05)
Yield on earning assets (2)	3.53%	3.24%	3.25%	3.32%	3.35%	0.29	0.18
Cost of interest bearing deposits	0.11%	0.10%	0.11%	0.13%	0.18%	0.01	(0.07)
Cost of interest bearing liabilities	0.20%	0.18%	0.18%	0.20%	0.27%	0.02	(0.07)
Cost of total deposits	0.06%	0.06%	0.06%	0.08%	0.11%	—	(0.05)
Cost of total funding (3)	0.12%	0.11%	0.11%	0.12%	0.16%	0.01	(0.04)
Net interest margin (2)	3.41%	3.14%	3.15%	3.21%	3.20%	0.27	0.21
Average interest bearing cash / Average interest earning assets	5.71%	8.92%	10.78%	11.03%	9.84%	(3.21)	(4.13)
Average loans and leases / Average interest earning assets	80.91%	76.85%	74.70%	74.78%	76.52%	4.06	4.39
Average loans and leases / Average total deposits	89.23%	84.77%	82.12%	82.07%	84.59%	4.46	4.64
Average non-interest bearing deposits / Average total deposits	42.00%	41.35%	41.69%	41.14%	40.61%	0.65	1.39
Average total deposits / Average total funding (3)	96.66%	96.82%	96.84%	96.72%	96.21%	(0.16)	0.45

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.18%	0.18%	0.23%	0.24%	0.22%	—	(0.04)
Non-performing assets to total assets	0.15%	0.14%	0.17%	0.17%	0.17%	0.01	(0.02)
Allowance for credit losses to loans and leases	1.12%	1.14%	1.16%	1.23%	1.33%	(0.02)	(0.21)
Total risk-based capital ratio (4)	13.5%	14.0%	14.3%	14.9%	15.4%	(0.50)	(1.90)
Common equity tier 1 risk-based capital ratio (4)	10.9%	11.4%	11.6%	12.0%	12.4%	(0.50)	(1.50)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holding Corporation
Financial Highlights
(Unaudited)
	Six Months Ended		% Change
	Jun 30, 2022	Jun 30, 2021	Year over Year
Per Common Share Data:
Dividends	$0.42	$0.42	—%

Performance Ratios:
Efficiency ratio	59.07%	57.84%	1.23
Pre-provision net revenue (PPNR) ROAA (1)	1.66%	1.86%	(0.20)
Return on average assets (ROAA)	1.12%	1.52%	(0.40)
Return on average common equity	12.92%	16.80%	(3.88)
Return on average tangible common equity (1)	12.96%	16.89%	(3.93)

Performance Ratios - Operating: (1)
Operating efficiency ratio (1)	60.09%	57.38%	2.71
Operating PPNR return on average assets (1)	1.55%	1.86%	(0.31)
Operating return on average assets (1)	1.04%	1.52%	(0.48)
Operating return on average common equity (1)	12.01%	16.84%	(4.83)
Operating return on average tangible common equity (1)	12.05%	16.93%	(4.88)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	3.86%	4.01%	(0.15)
Yield on earning assets (2)	3.38%	3.38%	—
Cost of interest bearing deposits	0.10%	0.23%	(0.13)
Cost of interest bearing liabilities	0.19%	0.33%	(0.14)
Cost of total deposits	0.06%	0.14%	(0.08)
Cost of total funding (3)	0.11%	0.20%	(0.09)
Net interest margin (2)	3.28%	3.19%	0.09
Average interest bearing cash / Average interest earning assets	7.31%	9.35%	(2.04)
Average loans and leases / Average interest earning assets	78.88%	76.88%	2.00
Average loans and leases / Average total deposits	87.00%	85.54%	1.46
Average non-interest bearing deposits / Average total deposits	41.68%	40.06%	1.62
Average total deposits / Average total funding (3)	96.74%	95.69%	1.05

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,798,242	$3,884,784	$3,786,887	$3,561,764	$3,580,386	(2)%	6%
Owner occupied term, net	2,497,553	2,327,899	2,332,422	2,330,338	2,398,326	7%	4%
Multifamily, net	4,768,273	4,323,633	4,051,202	3,813,024	3,553,704	10%	34%
Construction & development, net	1,017,297	940,286	890,338	882,778	857,866	8%	19%
Residential development, net	194,909	195,308	206,990	177,148	193,904	0%	1%
Commercial:
Term, net (1)	2,904,861	2,772,206	3,008,473	3,159,466	3,748,269	5%	(23)%
Lines of credit & other, net	920,604	871,483	910,733	930,350	908,518	6%	1%
Leases & equipment finance, net	1,576,144	1,484,252	1,467,676	1,457,248	1,437,372	6%	10%
Residential:
Mortgage, net	5,168,457	4,748,266	4,517,266	4,330,860	4,145,432	9%	25%
Home equity loans & lines, net	1,415,722	1,250,702	1,197,170	1,133,823	1,118,278	13%	27%
Consumer & other, net	170,616	176,942	184,023	193,141	201,684	(4)%	(15)%
Total loans and leases, net of deferred fees and costs	$24,432,678	$22,975,761	$22,553,180	$21,969,940	$22,143,739	6%

(1)The Bank participated in the Payroll Protection Program to originate SBA loans designated to help businesses maintain their workforce and cover other working capital needs during the COVID-19 pandemic. The Commercial Term loans in the table above include the following net PPP loan balances:

Net PPP loan balance	$101,554	$172,790	$380,440	$726,737	$1,380,212	(41)%	(93)%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	15%	17%	17%	16%	16%
Owner occupied term, net	10%	10%	10%	11%	11%
Multifamily, net	20%	19%	18%	17%	16%
Construction & development, net	4%	4%	4%	4%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	12%	12%	13%	14%	17%
Lines of credit & other, net	4%	4%	4%	4%	4%
Leases & equipment finance, net	6%	6%	7%	7%	6%
Residential:
Mortgage, net	21%	21%	20%	20%	19%
Home equity loans & lines, net	6%	5%	5%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation
Deposit Balances, Mix, and Select Account Details
(Unaudited)
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$11,129,209	$11,058,251	$11,023,724	$11,121,127	$10,718,921	1%	4%
Demand, interest bearing	3,723,650	3,955,329	3,774,937	3,758,019	3,466,251	(6)%	7%
Money market	7,284,641	7,572,581	7,611,718	7,780,442	7,559,621	(4)%	(4)%
Savings	2,446,876	2,429,073	2,375,723	2,325,929	2,221,524	1%	10%
Time	1,548,047	1,684,353	1,808,583	1,922,880	2,187,236	(8)%	(29)%
Total	$26,132,423	$26,699,587	$26,594,685	$26,908,397	$26,153,553	(2)%	0%

Total core deposits (1)	$25,619,500	$26,140,993	$25,964,358	$26,029,814	$25,122,851	(2)%	2%

Deposit mix:
Demand, non-interest bearing	43%	42%	41%	41%	41%
Demand, interest bearing	14%	15%	14%	14%	13%
Money market	28%	28%	29%	29%	29%
Savings	9%	9%	9%	9%	9%
Time	6%	6%	7%	7%	8%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	434,436	428,915	428,181	425,337	424,626
Demand, interest bearing	57,145	63,800	66,010	70,749	71,411
Money market	56,430	56,783	57,222	57,794	58,289
Savings	159,709	160,267	160,449	161,698	161,902
Time	32,103	34,127	35,665	37,172	39,560
Total	739,823	743,892	747,527	752,750	755,788

Average balance per account:
Demand, non-interest bearing	$25.6	$25.8	$25.7	$26.1	$25.2
Demand, interest bearing	65.2	62.0	57.2	53.1	48.5
Money market	129.1	133.4	133.0	134.6	129.7
Savings	15.3	15.2	14.8	14.4	13.7
Time	48.2	49.4	50.7	51.7	55.3
Total	$35.3	$35.9	$35.6	$35.7	$34.6

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status:
Commercial real estate, net	$5,514	$5,950	$5,767	$5,952	$9,034	(7)%	(39)%
Commercial, net	12,645	12,415	13,098	18,200	11,639	2%	9%
Residential, net	—	—	—	—	—	nm	nm
Consumer & other, net	—	—	—	—	—	nm	nm
Total Loans and leases on non-accrual status	18,159	18,365	18,865	24,152	20,673	(1)%	(12)%
Loans and leases past due 90+ days and accruing:
Commercial real estate, net	23	1	1	1	1	nm	nm
Commercial, net	3,311	8	4,160	2,454	2,255	nm	47%
Residential, net	22,340	23,162	27,981	24,919	26,648	(4)%	(16)%
Consumer & other, net	196	111	194	116	240	77%	(18)%
Total Loans and leases past due 90+ days and accruing	25,870	23,282	32,336	27,490	29,144	11%	(11)%
Total non-performing loans and leases	44,029	41,647	51,201	51,642	49,817	6%	(12)%
Other real estate owned	1,868	1,868	1,868	1,868	181	0%	nm
Total non-performing assets	$45,897	$43,515	$53,069	$53,510	$49,998	5%	(8)%

Performing restructured loans and leases	$7,631	$8,405	$6,694	$9,849	$13,072	(9)%	(42)%
Loans and leases past due 31-89 days	$34,659	$42,409	$31,680	$41,326	$30,646	(18)%	13%
Loans and leases past due 31-89 days to total loans and leases	0.14%	0.18%	0.14%	0.19%	0.14%
Non-performing loans and leases to total loans and leases	0.18%	0.18%	0.23%	0.24%	0.22%
Non-performing assets to total assets	0.15%	0.14%	0.17%	0.17%	0.17%
nm = not meaningful

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$248,564	$248,412	$257,560	$279,887	$311,283	0%	(20)%
Provision (recapture) for credit losses on loans and leases	18,787	5,696	(1,751)	(16,132)	(17,775)	230%	(206)%
Charge-offs
Commercial real estate, net	(8)	—	(58)	(916)	(129)	nm	(94)%
Commercial, net	(9,035)	(7,858)	(10,197)	(8,521)	(16,093)	15%	(44)%
Residential, net	—	(167)	—	—	—	(100)%	nm
Consumer & other, net	(836)	(885)	(675)	(936)	(857)	(6)%	(2)%
Total charge-offs	(9,879)	(8,910)	(10,930)	(10,373)	(17,079)	11%	(42)%
Recoveries
Commercial real estate, net	73	25	56	120	89	192%	(18)%
Commercial, net	2,934	2,545	2,585	3,346	2,681	15%	9%
Residential, net	216	173	326	281	209	25%	3%
Consumer & other, net	416	623	566	431	479	(33)%	(13)%
Total recoveries	3,639	3,366	3,533	4,178	3,458	8%	5%
Net (charge-offs) recoveries
Commercial real estate, net	65	25	(2)	(796)	(40)	160%	(263)%
Commercial, net	(6,101)	(5,313)	(7,612)	(5,175)	(13,412)	15%	(55)%
Residential, net	216	6	326	281	209	nm	3%
Consumer & other, net	(420)	(262)	(109)	(505)	(378)	60%	11%
Total net charge-offs	(6,240)	(5,544)	(7,397)	(6,195)	(13,621)	13%	(54)%
Balance, end of period	$261,111	$248,564	$248,412	$257,560	$279,887	5%	(7)%
Reserve for unfunded commitments
Balance, beginning of period	$12,918	$12,767	$11,752	$14,539	$19,760	1%	(35)%
(Recapture) provision for credit losses on unfunded commitments	(95)	151	1,015	(2,787)	(5,221)	(163)%	(98)%
Balance, end of period	12,823	12,918	12,767	11,752	14,539	(1)%	(12)%
Total Allowance for credit losses (ACL)	$273,934	$261,482	$261,179	$269,312	$294,426	5%	(7)%

Net charge-offs to average loans and leases (annualized)	0.11%	0.10%	0.13%	0.11%	0.25%
Recoveries to gross charge-offs	36.84%	37.78%	32.32%	40.28%	20.25%
ACLLL to loans and leases	1.07%	1.08%	1.10%	1.17%	1.26%
ACL to loans and leases	1.12%	1.14%	1.16%	1.23%	1.33%
nm = not meaningful

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2022	Jun 30, 2021	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$248,412	$328,401	(24)%
Provision (recapture) for credit losses on loans and leases	24,483	(17,249)	(242)%
Charge-offs
Commercial real estate, net	(8)	(170)	(95)%
Commercial, net	(16,893)	(35,707)	(53)%
Residential, net	(167)	(70)	139%
Consumer & other, net	(1,721)	(2,047)	(16)%
Total charge-offs	(18,789)	(37,994)	(51)%
Recoveries
Commercial real estate, net	98	469	(79)%
Commercial, net	5,479	4,772	15%
Residential, net	389	317	23%
Consumer & other, net	1,039	1,171	(11)%
Total recoveries	7,005	6,729	4%
Net (charge-offs) recoveries
Commercial real estate, net	90	299	(70)%
Commercial, net	(11,414)	(30,935)	(63)%
Residential, net	222	247	(10)%
Consumer & other, net	(682)	(876)	(22)%
Total net charge-offs	(11,784)	(31,265)	(62)%
Balance, end of period	$261,111	$279,887	(7)%
Reserve for unfunded commitments
Balance, beginning of period	$12,767	$20,286	(37)%
Provision (recapture) for credit losses on unfunded commitments	56	(5,747)	(101)%
Balance, end of period	12,823	14,539	(12)%
Total Allowance for credit losses (ACL)	$273,934	$294,426	(7)%

Net charge-offs to average loans and leases (annualized)	0.10%	0.29%
Recoveries to gross charge-offs	37.28%	17.71%
nm = not meaningful

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	June 30, 2022			March 31, 2022			June 30, 2021
(Dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$264,320	$2,742	4.15%	$286,307	$2,262	3.16%	$468,960	$3,725	3.18%
Loans and leases (1)	23,550,796	231,932	3.94%	22,566,109	212,142	3.79%	22,040,794	219,745	3.99%
Taxable securities	3,410,091	17,340	2.03%	3,659,145	18,811	2.06%	3,210,771	15,024	1.87%
Non-taxable securities (2)	220,327	1,721	3.13%	234,186	1,726	2.95%	247,282	1,864	3.02%
Temporary investments and interest-bearing cash	1,663,454	2,919	0.70%	2,618,528	1,353	0.21%	2,835,474	774	0.11%
Total interest-earning assets	29,108,988	$256,654	3.53%	29,364,275	$236,294	3.24%	28,803,281	$241,132	3.35%
Other assets	1,247,915			1,233,138			1,352,736
Total assets	$30,356,903			$30,597,413			$30,156,017
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,896,553	$610	0.06%	$3,812,173	$498	0.05%	$3,385,336	$459	0.05%
Money market deposits	7,366,987	1,717	0.09%	7,640,810	1,408	0.07%	7,614,474	1,533	0.08%
Savings deposits	2,426,124	199	0.03%	2,405,958	205	0.03%	2,171,865	154	0.03%
Time deposits	1,618,394	1,489	0.37%	1,753,880	1,805	0.42%	2,303,068	4,870	0.85%
Total interest-bearing deposits	15,308,058	4,015	0.11%	15,612,821	3,916	0.10%	15,474,743	7,016	0.18%
Repurchase agreements and federal funds purchased	512,641	66	0.05%	486,542	63	0.05%	440,881	68	0.06%
Borrowings	6,273	50	3.21%	6,313	49	3.16%	214,670	866	1.62%
Junior subordinated debentures	393,964	4,001	4.07%	380,985	3,149	3.35%	369,812	3,042	3.30%
Total interest-bearing liabilities	16,220,936	$8,132	0.20%	16,486,661	$7,177	0.18%	16,500,106	$10,992	0.27%
Non-interest-bearing deposits	11,086,376			11,007,034			10,582,197
Other liabilities	464,755			388,659			373,704
Total liabilities	27,772,067			27,882,354			27,456,007
Common equity	2,584,836			2,715,059			2,700,010
Total liabilities and shareholders' equity	$30,356,903			$30,597,413			$30,156,017
NET INTEREST INCOME		$248,522			$229,117			$230,140
NET INTEREST SPREAD			3.33%			3.06%			3.08%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.41%			3.14%			3.20%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $352,000 for the three months ended June 30, 2022, as compared to $354,000 for March 31, 2022 and $377,000 for June 30, 2021.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$275,253	$5,004	3.64%	$585,611	$8,570	2.93%
Loans and leases (1)	23,061,173	444,074	3.86%	21,867,678	436,041	4.01%
Taxable securities	3,533,930	36,151	2.05%	3,079,065	28,734	1.87%
Non-taxable securities (2)	227,218	3,447	3.03%	249,996	3,779	3.02%
Temporary investments and interest-bearing cash	2,138,352	4,272	0.40%	2,660,435	1,398	0.11%
Total interest-earning assets	29,235,926	$492,948	3.38%	28,442,785	$478,522	3.38%
Other assets	1,240,386			1,333,577
Total assets	$30,476,312			$29,776,362
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,854,596	$1,108	0.06%	$3,256,085	$873	0.05%
Money market deposits	7,503,142	3,125	0.08%	7,488,195	3,024	0.08%
Savings deposits	2,416,096	404	0.03%	2,085,874	317	0.03%
Time deposits	1,685,763	3,294	0.39%	2,491,169	13,480	1.09%
Total interest-bearing deposits	15,459,597	7,931	0.10%	15,321,323	17,694	0.23%
Repurchase agreements and federal funds purchased	499,664	129	0.05%	418,538	144	0.07%
Borrowings	6,293	99	3.18%	375,977	2,638	1.41%
Junior subordinated debentures	387,510	7,150	3.72%	356,715	6,094	3.44%
Total interest-bearing liabilities	16,353,064	$15,309	0.19%	16,472,553	$26,570	0.33%
Non-interest-bearing deposits	11,046,925			10,241,863
Other liabilities	426,917			374,436
Total liabilities	27,826,906			27,088,852
Common equity	2,649,406			2,687,510
Total liabilities and shareholders' equity	$30,476,312			$29,776,362
NET INTEREST INCOME		$477,639			$451,952
NET INTEREST SPREAD			3.19%			3.05%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.28%			3.19%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $706,000 for the six months ended June 30, 2022, as compared to $758,000 for the same period in 2021.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation Segments
(Unaudited)
Core Banking	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Net interest income	$247,009	$227,087	$231,250	$232,348	$226,915	9%	9%
Provision (recapture) for credit losses	18,692	4,804	(736)	(18,919)	(22,996)	nm	nm
Non-interest income
Gain on sale of debt securities, net	—	2	4	—	—	(100)%	nm
(Loss) gain on equity securities, net	(2,075)	(2,661)	(466)	(343)	4	(22)%	nm
Gain (loss) on swap derivatives, net	7,337	7,047	(303)	1,429	(4,481)	nm	(264)%
Change in fair value of certain loans held for investment	(15,210)	(21,049)	(2,672)	3,432	2,782	nm	nm
Non-interest income (excluding above items)	34,461	35,650	42,812	34,849	48,151	(3)%	(28)%
Total non-interest income	24,513	18,989	39,375	39,367	46,456	29%	(47)%
Non-interest expense
Merger related expenses	2,672	2,278	15,183	—	—	17%	nm
Exit and disposal costs	442	3,033	3,022	3,813	4,728	(85)%	(91)%
Non-interest expense (excluding above items)	148,946	148,423	150,587	146,931	146,877	0%	1%
Allocated expenses, net (1)	3,702	3,735	4,314	3,680	970	(1)%	nm
Total non-interest expense	155,762	157,469	173,106	154,424	152,575	(1)%	2%
Income before income taxes	97,068	83,803	98,255	136,210	143,792	16%	(32)%
Provision for income taxes	24,530	20,917	24,067	33,945	35,630	17%	(31)%
Net income	$72,538	$62,886	$74,188	$102,265	$108,162	15%	(33)%
Effective Tax Rate	25%	25%	24%	25%	25%
Efficiency Ratio	57%	64%	64%	57%	56%
Total assets	$29,721,590	$30,153,079	$30,155,058	$30,419,108	$29,720,182	(1)%	0%
Total loans and leases	$24,432,678	$22,975,761	$22,553,180	$21,969,940	$22,143,739	6%	10%
Total deposits	$25,925,294	$26,479,078	$26,370,568	$26,510,938	$25,820,776	(2)%	0%
Key Rates, end of period:
10 year CMT	2.98%	2.32%	1.52%	1.52%	1.45%
FHLMC 30 year fixed	5.70%	4.67%	3.11%	3.01%	2.98%
nm = not meaningful
(1) Represents the internal charges for centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation Segments - Continued
(Unaudited)
Mortgage Banking	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Net interest income	$1,161	$1,676	$2,129	$2,726	$2,848	(31)%	(59)%
Provision for credit losses	—	—	—	—	—	nm	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	15,101	16,844	23,624	30,293	41,367	(10)%	(63)%
Servicing	9,505	9,140	9,457	9,172	9,120	4%	4%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,961)	(5,347)	(5,311)	(4,681)	(4,366)	(7)%	14%
Changes due to valuation inputs or assumptions	10,899	40,149	15,415	(634)	(1,678)	(73)%	nm
Non-interest income (excluding above items)	178	194	178	188	176	(8)%	1%
Total non-interest income	30,722	60,980	43,363	34,338	44,619	(50)%	(31)%
Non-interest expense
Non-interest expense	27,514	28,696	30,919	33,009	37,795	(4)%	(27)%
Allocated expenses, net (1)	(3,702)	(3,735)	(4,314)	(3,680)	(970)	(1)%	nm
Total non-interest expense	23,812	24,961	26,605	29,329	36,825	(5)%	(35)%
Income before income taxes	8,071	37,695	18,887	7,735	10,642	(79)%	(24)%
Provision for income taxes	2,018	9,424	4,721	1,934	2,661	(79)%	(24)%
Net income	$6,053	$28,271	$14,166	$5,801	$7,981	(79)%	(24)%
Effective Tax Rate	25%	25%	25%	25%	25%
Efficiency Ratio	75%	40%	58%	79%	78%
Total assets	$414,104	$484,047	$485,878	$472,371	$564,783	(14)%	(27)%
Loans held for sale	$228,889	$309,946	$353,105	$352,466	$429,052	(26)%	(47)%
Total deposits	$207,129	$220,509	$224,117	$397,459	$332,777	(6)%	(38)%
LHFS Production Statistics:
Closed loan volume for-sale	$576,532	$649,122	$871,268	$987,281	$1,253,023	(11)%	(54)%
Gain on sale margin	2.62%	2.59%	2.71%	3.07%	3.30%
Direct LHFS expense	$13,197	$14,296	$18,150	$19,958	$25,459	(8)%	(48)%
Direct LHFS expenses as % of volume	2.29%	2.20%	2.08%	2.02%	2.03%
MSR Statistics:
Residential mortgage loans serviced for others	$12,932,747	$12,810,574	$12,755,671	$12,853,291	$12,897,032	1%	0%
MSR, net	$179,558	$165,807	$123,615	$105,834	$102,699	8%	75%
MSR as % of serviced portfolio	1.39%	1.29%	0.97%	0.82%	0.80%
Key Rates, end of period:
10 year CMT	2.98%	2.32%	1.52%	1.52%	1.45%
FHLMC 30 year fixed	5.70%	4.67%	3.11%	3.01%	2.98%
nm = not meaningful
(1) Represents the internal charges for centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation Segments
(Unaudited)
(in thousands)	Core Banking			Mortgage Banking
	Six Months Ended		% Change	Six Months Ended		% Change
	Jun 30, 2022	Jun 30, 2021	Year over Year	Jun 30, 2022	Jun 30, 2021	Year over Year
Net interest income	$474,096	$444,489	7%	$2,837	$6,705	(58)%
Provision (recapture) for credit losses	23,496	(22,996)	(202)%	—	—	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	—	—	nm	31,945	103,872	(69)%
Servicing	—	—	nm	18,645	18,207	2%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	—	—	nm	(10,308)	(8,911)	16%
Changes due to valuation inputs or assumptions	—	—	nm	51,048	(3,692)	nm
Gain on sale of debt securities, net	2	4	(50)%	—	—	nm
Loss on equity securities, net	(4,736)	(702)	575%	—	—	nm
Gain on swap derivatives, net	14,384	7,269	98%	—	—	nm
Change in fair value of certain loans held for investment	(36,259)	2,272	nm	—	—	nm
Non-interest income (excluding above items)	70,111	81,064	(14)%	372	492	(24)%
Total non-interest income	43,502	89,907	(52)%	91,702	109,968	(17)%
Non-interest expense
Merger related expenses	4,950	—	nm	—	—	nm
Exit and disposal costs	3,475	5,928	(41)%	—	—	nm
Non-interest expense (excluding above items)	297,369	292,038	2%	56,210	79,026	(29)%
Allocated expenses, net (1)	7,437	180	nm	(7,437)	(180)	nm
Total non-interest expense	313,231	298,146	5%	48,773	78,846	(38)%
Income before income taxes	180,871	259,246	(30)%	45,766	37,827	21%
Provision for income taxes	45,447	63,736	(29)%	11,442	9,457	21%
Net income	$135,424	$195,510	(31)%	$34,324	$28,370	21%

Effective Tax Rate	25%	25%		25%	25%
Efficiency Ratio	60%	56%		52%	68%

LHFS Production Statistics:
Closed loan volume for-sale				$1,225,654	$2,888,555
Gain on sale margin				2.61%	3.60%
Direct LHFS expense				$27,493	$56,610
Direct LHFS expenses as % of volume				2.24%	1.96%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
(Dollars in thousands, except per share data)		Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Total shareholders' equity	a	$2,518,276	$2,607,598	$2,749,270	$2,722,379	$2,766,316	(3)%	(9)%
Less: Other intangible assets, net		6,789	7,815	8,840	9,970	11,100	(13)%	(39)%
Tangible common shareholders' equity	b	$2,511,487	$2,599,783	$2,740,430	$2,712,409	$2,755,216	(3)%	(9)%
Less: Accumulated other comprehensive income (AOCI)		$(308,147)	(183,756)	1,759	20,209	50,629	68%	nm
Tangible common shareholders' equity, ex AOCI	c	$2,819,634	$2,783,539	$2,738,671	$2,692,200	$2,704,587	1%	4%

Total assets	d	$30,135,694	$30,637,126	$30,640,936	$30,891,479	$30,284,965	(2)%	—%
Less: Other intangible assets, net		6,789	7,815	8,840	9,970	11,100	(13)%	(39)%
Tangible assets	e	$30,128,905	$30,629,311	$30,632,096	$30,881,509	$30,273,865	(2)%	—%
Common shares outstanding at period end	f	217,049	216,967	216,626	216,622	220,626	0%	(2)%

Total shareholders' equity to total assets ratio	a / d	8.36%	8.51%	8.97%	8.81%	9.13%	(0.15)	(0.77)
Tangible common equity ratio	b / e	8.34%	8.49%	8.95%	8.78%	9.10%	(0.15)	(0.76)
Tangible common equity ratio, ex AOCI	c / e	9.36%	9.09%	8.94%	8.72%	8.93%	0.27	0.43
Book value per common share	a / f	$11.60	$12.02	$12.69	$12.57	$12.54	(3)%	(7)%
Tangible book value per common share	b / f	$11.57	$11.98	$12.65	$12.52	$12.49	(3)%	(7)%
Tangible book value per common share, ex AOCI	c / f	$12.99	$12.83	$12.64	$12.43	$12.26	1%	6%
nm = not meaningful

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Quarter Ended					% Change
(Dollars in thousands)		Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$—	$2	$4	$—	$—	(100)%	nm
(Loss) gain on equity securities, net		(2,075)	(2,661)	(466)	(343)	4	(22)%	nm
Gain (loss) on swap derivatives		7,337	7,047	(303)	1,429	(4,481)	4%	(264)%
Change in fair value of certain loans held for investment		(15,210)	(21,049)	(2,672)	3,432	2,782	(28)%	nm
Change in fair value of MSR due to valuation inputs or assumptions		10,899	40,149	15,415	(634)	(1,678)	(73)%	nm
Total non-interest income adjustments	a	$951	$23,488	$11,978	$3,884	$(3,373)	(96)%	(128)%

Non-Interest Expense Adjustments
Merger related expenses		$2,672	$2,278	$15,183	$—	$—	17%	nm
Exit and disposal costs		442	3,033	3,022	3,813	4,728	(85)%	(91)%
Total non-interest expense adjustments	b	$3,114	$5,311	$18,205	$3,813	$4,728	(41)%	(34)%

Net interest income (1)	c	$248,522	$229,117	$233,754	$235,452	$230,140	8%	8%

Non-interest income (GAAP)	d	$55,235	$79,969	$82,738	$73,705	$91,075	(31)%	(39)%
Less: Non-interest income adjustments	a	(951)	(23,488)	(11,978)	(3,884)	3,373	(96)%	(128)%
Operating non-interest income (non-GAAP)	e	$54,284	$56,481	$70,760	$69,821	$94,448	(4)%	(43)%

Revenue (GAAP) (1)	f=c+d	$303,757	$309,086	$316,492	$309,157	$321,215	(2)%	(5)%
Operating revenue (non-GAAP) (1)	g=c+e	$302,806	$285,598	$304,514	$305,273	$324,588	6%	(7)%

Non-interest expense (GAAP)	h	$179,574	$182,430	$199,711	$183,753	$189,400	(2)%	(5)%
Less: Non-interest expense adjustments	b	(3,114)	(5,311)	(18,205)	(3,813)	(4,728)	(41)%	(34)%
Operating non-interest expense (non-GAAP)	i	$176,460	$177,119	$181,506	$179,940	$184,672	—%	(4)%

Net income (GAAP)	j	$78,591	$91,157	$88,354	$108,066	$116,143	(14)%	(32)%
Provision for income taxes		26,548	30,341	28,788	35,879	38,291	(13)%	(31)%
Income before provision for income taxes		105,139	121,498	117,142	143,945	154,434	(13)%	(32)%
Provision (recapture) for credit losses		18,692	4,804	(736)	(18,919)	(22,996)	289%	(181)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	123,831	126,302	116,406	125,026	131,438	(2)%	(6)%
Less: Non-interest income adjustments	a	(951)	(23,488)	(11,978)	(3,884)	3,373	(96)%	(128)%
Add: Non-interest expense adjustments	b	3,114	5,311	18,205	3,813	4,728	(41)%	(34)%
Operating PPNR (non-GAAP)	l	$125,994	$108,125	$122,633	$124,955	$139,539	17%	(10)%

Net income (GAAP)	j	$78,591	$91,157	$88,354	$108,066	$116,143	(14)%	(32)%
Less: Non-interest income adjustments	a	(951)	(23,488)	(11,978)	(3,884)	3,373	(96)%	(128)%
Add: Non-interest expense adjustments	b	3,114	5,311	18,205	3,813	4,728	(41)%	(34)%
Tax effect of adjustments		(480)	4,576	1,190	18	(2,025)	(110)%	(76)%
Operating net income (non-GAAP)	m	$80,274	$77,556	$95,771	$108,013	$122,219	4%	(34)%
nm = not meaningful

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Quarter Ended					% Change
(Dollars in thousands, except per share data)		Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Average assets	n	$30,356,903	$30,597,413	$30,886,378	$30,614,374	$30,156,017	(1)%	1%
Less: Average goodwill and other intangible assets, net		7,379	8,407	9,491	10,609	12,615	(12)%	(42)%
Average tangible assets	o	$30,349,524	$30,589,006	$30,876,887	$30,603,765	$30,143,402	(1)%	1%

Average common shareholders' equity	p	$2,584,836	$2,715,059	$2,717,753	$2,709,641	$2,700,010	(5)%	(4)%
Less: Average goodwill and other intangible assets, net		7,379	8,407	9,491	10,609	12,615	(12)%	(42)%
Average tangible common equity	q	$2,577,457	$2,706,652	$2,708,262	$2,699,032	$2,687,395	(5)%	(4)%

Weighted average basic shares outstanding	r	217,030	216,782	216,624	218,416	220,593	0%	(2)%
Weighted average diluted shares outstanding	s	217,279	217,392	217,356	218,978	221,022	0%	(2)%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$0.36	$0.42	$0.41	$0.49	$0.53	(14)%	(32)%
Earnings-per-share - diluted	j / s	$0.36	$0.42	$0.41	$0.49	$0.53	(14)%	(32)%
Efficiency ratio	h / f	59.12%	59.02%	63.10%	59.44%	58.96%	0.10	0.16
PPNR return on average assets	k / n	1.64%	1.67%	1.50%	1.62%	1.75%	(0.03)	(0.11)
Return on average assets	j / n	1.04%	1.21%	1.13%	1.40%	1.54%	(0.17)	(0.50)
Return on average tangible assets	j / o	1.04%	1.21%	1.14%	1.40%	1.55%	(0.17)	(0.51)
Return on average common equity	j / p	12.20%	13.62%	12.90%	15.82%	17.25%	(1.42)	(5.05)
Return on average tangible common equity	j / q	12.23%	13.66%	12.94%	15.88%	17.33%	(1.43)	(5.10)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic	m / r	$0.37	$0.36	$0.44	$0.49	$0.55	3%	(33)%
Operating earnings-per-share - diluted	m / s	$0.37	$0.36	$0.44	$0.49	$0.55	3%	(33)%
Operating efficiency ratio	i / g	58.27%	62.02%	59.61%	58.94%	56.89%	(3.75)	1.38
Operating PPNR return on average assets	l / n	1.66%	1.43%	1.58%	1.62%	1.86%	0.23	(0.20)
Operating return on average assets	m / n	1.06%	1.03%	1.23%	1.40%	1.63%	0.03	(0.57)
Operating return on average tangible assets	m / o	1.06%	1.03%	1.23%	1.40%	1.63%	0.03	(0.57)
Operating return on average common equity	m / p	12.46%	11.58%	13.98%	15.82%	18.16%	0.88	(5.70)
Operating return on average tangible common equity	m / q	12.49%	11.62%	14.03%	15.88%	18.24%	0.87	(5.75)

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Core Banking		Quarter Ended					% Change
(Dollars in thousands)		Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$—	$2	$4	$—	$—	(100)%	nm
(Loss) gain on equity securities, net		(2,075)	(2,661)	(466)	(343)	4	(22)%	nm
Gain (loss) on swap derivatives		7,337	7,047	(303)	1,429	(4,481)	nm	(264)%
Change in fair value of certain loans held for investment		(15,210)	(21,049)	(2,672)	3,432	2,782	(28)%	nm
Total non-interest income adjustments	a	$(9,948)	$(16,661)	$(3,437)	$4,518	$(1,695)	(40)%	487%

Non-Interest Expense Adjustments
Merger related expenses		$2,672	$2,278	$15,183	$—	$—	17%	nm
Exit and disposal costs		442	3,033	3,022	3,813	4,728	(85)%	(91)%
Total non-interest expense adjustments	b	$3,114	$5,311	$18,205	$3,813	$4,728	(41)%	(34)%

Net interest income (1)	c	$247,361	$227,441	$231,625	$232,726	$227,292	9%	9%

Non-interest income (GAAP)	d	$24,513	$18,989	$39,375	$39,367	$46,456	29%	(47)%
Less: Non-interest income adjustments	a	9,948	16,661	3,437	(4,518)	1,695	(40)%	487%
Operating non-interest income (non-GAAP)	e	$34,461	$35,650	$42,812	$34,849	$48,151	(3)%	(28)%

Revenue (GAAP) (1)	f=c+d	$271,874	$246,430	$271,000	$272,093	$273,748	10%	(1)%
Operating revenue (non-GAAP) (1)	g=c+e	$281,822	$263,091	$274,437	$267,575	$275,443	7%	2%

Non-interest expense (GAAP) (2)	h	$155,762	$157,469	$173,106	$154,424	$152,575	(1)%	2%
Less: Non-interest expense adjustments	b	(3,114)	(5,311)	(18,205)	(3,813)	(4,728)	(41)%	(34)%
Operating non-interest expense (non-GAAP)	i	$152,648	$152,158	$154,901	$150,611	$147,847	—%	3%

Net income (GAAP)	j	$72,538	$62,886	$74,188	$102,265	$108,162	15%	(33)%
Provision for income taxes		24,530	20,917	24,067	33,945	35,630	17%	(31)%
Income before provision for income taxes		97,068	83,803	98,255	136,210	143,792	16%	(32)%
Provision (recapture) for credit losses		18,692	4,804	(736)	(18,919)	(22,996)	289%	(181)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	115,760	88,607	97,519	117,291	120,796	31%	(4)%
Less: Non-interest income adjustments	a	9,948	16,661	3,437	(4,518)	1,695	(40)%	487%
Add: Non-interest expense adjustments	b	3,114	5,311	18,205	3,813	4,728	(41)%	(34)%
Operating PPNR (non-GAAP)	l	$128,822	$110,579	$119,161	$116,586	$127,219	16%	1%

Net income (GAAP)	j	$72,538	$62,886	$74,188	$102,265	$108,162	15%	(33)%
Less: Non-interest income adjustments	a	9,948	16,661	3,437	(4,518)	1,695	(40)%	487%
Add: Non-interest expense adjustments	b	3,114	5,311	18,205	3,813	4,728	(41)%	(34)%
Tax effect of adjustments		(3,205)	(5,461)	(2,664)	177	(1,605)	(41)%	100%
Operating net income (non-GAAP)	m	$82,395	$79,397	$93,166	$101,737	$112,980	4%	(27)%

Efficiency ratio	h / f	57.29%	63.90%	63.88%	56.75%	55.74%	(6.61)	1.55
Operating efficiency ratio	i / g	54.16%	57.83%	56.44%	56.29%	53.68%	(3.67)	0.48
Core Banking net income / Consolidated net income		92.30%	68.99%	83.97%	94.63%	93.13%	23.31	(0.83)
Core Banking operating net income / Consolidated operating net income		102.64%	102.37%	97.28%	94.19%	92.44%	0.27	10.20
nm = not meaningful
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Mortgage Banking		Quarter Ended					% Change
(Dollars in thousands)		Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Change in fair value of MSR due to valuation inputs or assumptions		$10,899	$40,149	$15,415	$(634)	$(1,678)	(73)%	nm
Total non-interest income adjustments	a	$10,899	$40,149	$15,415	$(634)	$(1,678)	(73)%	nm

Total non-interest expense adjustments	b	$—	$—	$—	$—	$—	nm	nm

Net interest income	c	$1,161	$1,676	$2,129	$2,726	$2,848	(31)%	(59)%

Non-interest income (GAAP)	d	$30,722	$60,980	$43,363	$34,338	$44,619	(50)%	(31)%
Less: Non-interest income adjustments	a	(10,899)	(40,149)	(15,415)	634	1,678	(73)%	(750)%
Operating non-interest income (non-GAAP)	e	$19,823	$20,831	$27,948	$34,972	$46,297	(5)%	(57)%

Revenue (GAAP)	f=c+d	$31,883	$62,656	$45,492	$37,064	$47,467	(49)%	(33)%
Operating revenue (non-GAAP)	g=c+e	20,984	22,507	30,077	37,698	49,145	(7)%	(57)%

Non-interest expense (GAAP) (1)	h	23,812	24,961	26,605	29,329	36,825	(5)%	(35)%
Less: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Operating non-interest expense (non-GAAP)	i	$23,812	$24,961	$26,605	$29,329	$36,825	(5)%	(35)%

Net income (GAAP)	j	$6,053	$28,271	$14,166	$5,801	$7,981	(79)%	(24)%
Provision for income taxes		2,018	9,424	4,721	1,934	2,661	(79)%	(24)%
Income before provision for income taxes		8,071	37,695	18,887	7,735	10,642	(79)%	(24)%
Provision for credit losses		—	—	—	—	—	nm	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	8,071	37,695	18,887	7,735	10,642	(79)%	(24)%
Less: Non-interest income adjustments	a	(10,899)	(40,149)	(15,415)	634	1,678	(73)%	(750)%
Add: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Operating PPNR (non-GAAP)	l	$(2,828)	$(2,454)	$3,472	$8,369	$12,320	15%	(123)%

Net income (GAAP)	j	$6,053	$28,271	$14,166	$5,801	$7,981	(79)%	(24)%
Less: Non-interest income adjustments	a	(10,899)	(40,149)	(15,415)	634	1,678	(73)%	(750)%
Add: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Tax effect of adjustments		2,725	10,037	3,854	(159)	(420)	(73)%	nm
Operating net income (non-GAAP)	m	$(2,121)	$(1,841)	$2,605	$6,276	$9,239	15%	(123)%

Efficiency ratio	h / f	74.69%	39.84%	58.48%	79.13%	77.58%	34.85	(2.89)
Operating efficiency ratio	i / g	113.48%	110.90%	88.46%	77.80%	74.93%	2.58	38.55
Mortgage Banking net income / Consolidated net income		7.70%	31.01%	16.03%	5.37%	6.87%	(23.31)	0.83
Mortgage Banking operating net income / Consolidated operating net income		(2.64)%	(2.37)%	2.72%	5.81%	7.56%	(0.27)	(10.20)
nm = not meaningful
 (1) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Year to Date		% Change
(Dollars in thousands)		Jun 30, 2022	Jun 30, 2021	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$2	$4	(50)%
Loss on equity securities, net		(4,736)	(702)	575%
Gain on swap derivatives		14,384	7,269	98%
Change in fair value of certain loans held for investment		(36,259)	2,272	nm
Change in fair value of MSR due to valuation inputs or assumptions		51,048	(3,692)	nm
Total non-interest income adjustments	a	$24,439	$5,151	374%

Non-Interest Expense Adjustments
Merger related expenses		$4,950	$—	nm
Exit and disposal costs		3,475	5,928	(41)%
Total non-interest expense adjustments	b	$8,425	$5,928	42%

Net interest income (1)	c	$477,639	$451,952	6%

Non-interest income (GAAP)	d	$135,204	$199,875	(32)%
Less: Non-interest income adjustments	a	(24,439)	(5,151)	374%
Operating non-interest income (non-GAAP)	e	$110,765	$194,724	(43)%

Revenue (GAAP) (1)	f=c+d	$612,843	$651,827	(6)%
Operating revenue (non-GAAP) (1)	g=c+e	$588,404	$646,676	(9)%

Non-interest expense (GAAP)	h	$362,004	$376,992	(4)%
Less: Non-interest expense adjustments	b	(8,425)	(5,928)	42%
Operating non-interest expense (non-GAAP)	i	$353,579	$371,064	(5)%

Net income (GAAP)	j	$169,748	$223,880	(24)%
Provision for income taxes		56,889	73,193	(22)%
Income before provision for income taxes		226,637	297,073	(24)%
Provision (recapture) for credit losses		23,496	(22,996)	(202)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	250,133	274,077	(9)%
Less: Non-interest income adjustments	a	(24,439)	(5,151)	374%
Add: Non-interest expense adjustments	b	8,425	5,928	42%
Operating PPNR (non-GAAP)	l	$234,119	$274,854	(15)%

Net income (GAAP)	j	$169,748	$223,880	(24)%
Less: Non-interest income adjustments	a	(24,439)	(5,151)	374%
Add: Non-interest expense adjustments	b	8,425	5,928	42%
Tax effect of adjustments		4,096	(194)	nm
Operating net income (non-GAAP)	m	$157,830	$224,463	(30)%
nm = not meaningful

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Year to Date		% Change
(Dollars in thousands)		Jun 30, 2022	Jun 30, 2021	Year over Year

Average assets	n	$30,476,312	$29,776,362	2%
Less: Average goodwill and other intangible assets, net		$7,890	$14,098	(44)%
Average tangible assets	o	$30,468,422	$29,762,264	2%

Average common shareholders' equity	p	$2,649,406	$2,687,510	(1)%
Less: Average goodwill and other intangible assets, net		$7,890	$14,098	(44)%
Average tangible common equity	q	$2,641,516	$2,673,412	(1)%

Weighted average basic shares outstanding	r	$216,906	$220,481	(2)%
Weighted average diluted shares outstanding	s	$217,333	$220,928	(2)%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$0.78	$1.02	(24)%
Earnings-per-share - diluted	j / s	$0.78	$1.01	(23)%
Efficiency ratio	h / f	59.07%	57.84%	1.23
PPNR return on average assets	k / n	1.66%	1.86%	(0.20)
Return on average assets	j / n	1.12%	1.52%	(0.40)
Return on average tangible assets	j / o	1.12%	1.52%	(0.40)
Return on average common equity	j / p	12.92%	16.80%	(3.88)
Return on average tangible common equity	j / q	12.96%	16.89%	(3.93)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic	m / r	$0.73	$1.02	(28)%
Operating earnings-per-share - diluted	m / s	$0.73	$1.02	(28)%
Operating efficiency ratio	i / g	60.09%	57.38%	2.71
Operating PPNR return on average assets	l / n	1.55%	1.86%	(0.31)
Operating return on average assets	m / n	1.04%	1.52%	(0.48)
Operating return on average tangible assets	m / o	1.04%	1.52%	(0.48)
Operating return on average common equity	m / p	12.01%	16.84%	(4.83)
Operating return on average tangible common equity	m / q	12.05%	16.93%	(4.88)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)

Core Banking		Year to Date		% Change
(Dollars in thousands)		Jun 30, 2022	Jun 30, 2021	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		2	4	(50)%
Loss on equity securities, net		(4,736)	(702)	575%
Gain on swap derivatives		14,384	7,269	98%
Change in fair value of certain loans held for investment		(36,259)	2,272	nm
Total non-interest income adjustments	a	(26,609)	8,843	(401)%

Non-Interest Expense Adjustments
Merger related expenses		4,950	—	nm
Exit and disposal costs		3,475	5,928	(41)%
Total non-interest expense adjustments	b	8,425	5,928	42%

Net interest income (1)	c	474,802	445,247	7%

Non-interest income (GAAP)	d	43,502	89,907	(52)%
Less: Non-interest income adjustments	a	26,609	(8,843)	(401)%
Operating non-interest income (non-GAAP)	e	70,111	81,064	(14)%

Revenue (GAAP) (1)	f=c+d	518,304	535,154	(3)%
Operating revenue (non-GAAP) (1)	g=c+e	544,913	526,311	4%

Non-interest expense (GAAP) (2)	h	313,231	298,146	5%
Less: Non-interest expense adjustments	b	(8,425)	(5,928)	42%
Operating non-interest expense (non-GAAP)	i	304,806	292,218	4%

Net income (GAAP)	j	135,424	195,510	(31)%
Provision for income taxes		45,447	63,736	(29)%
Income before provision for income taxes		180,871	259,246	(30)%
Provision (recapture) for credit losses		23,496	(22,996)	(202)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	204,367	236,250	(13)%
Less: Non-interest income adjustments	a	26,609	(8,843)	(401)%
Add: Non-interest expense adjustments	b	8,425	5,928	42%
Operating PPNR (non-GAAP)	l	239,401	233,335	3%

Net income (GAAP)	j	135,424	195,510	(31)%
Less: Non-interest income adjustments	a	26,609	(8,843)	(401)%
Add: Non-interest expense adjustments	b	8,425	5,928	42%
Tax effect of adjustments		(8,667)	729	nm
Operating net income (non-GAAP)	m	161,791	193,324	(16)%

Efficiency ratio	h / f	60.43%	55.71%	4.72
Operating efficiency ratio	i / g	55.94%	55.52%	0.42
Core Banking net income / Consolidated net income		79.78%	87.33%	(7.55)
Core Banking operating net income / Consolidated operating net income		102.51%	86.13%	16.38
nm = not meaningful

Umpqua Reports Second Quarter 2022 Results
July 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Mortgage Banking		Year to Date		% Change
(Dollars in thousands)		Jun 30, 2022	Jun 30, 2021	Year over Year
Non-Interest Income Adjustments
Change in fair value of MSR due to valuation inputs or assumptions		51,048	(3,692)	nm
Total non-interest income adjustments	a	51,048	(3,692)	nm

Total non-interest expense adjustments	b	—	—	nm

Net interest income	c	2,837	6,705	(58)%

Non-interest income (GAAP)	d	91,702	109,968	(17)%
Less: Non-interest income adjustments	a	(51,048)	3,692	nm
Operating non-interest income (non-GAAP)	e	40,654	113,660	(64)%

Revenue (GAAP)	f=c+d	94,539	116,673	(19)%
Operating revenue (non-GAAP)	g=c+e	43,491	120,365	(64)%

Non-interest expense (GAAP) (1)	h	48,773	78,846	(38)%
Less: Non-interest expense adjustments	b	—	—	nm
Operating non-interest expense (non-GAAP)	i	48,773	78,846	(38)%

Net income (GAAP)	j	34,324	28,370	21%
Provision for income taxes		11,442	9,457	21%
Income before provision for income taxes		45,766	37,827	21%
Provision for credit losses		—	—	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	45,766	37,827	21%
Less: Non-interest income adjustments	a	(51,048)	3,692	nm
Add: Non-interest expense adjustments	b	—	—	nm
Operating PPNR (non-GAAP)	l	(5,282)	41,519	(113)%

Net income (GAAP)	j	34,324	28,370	21%
Less: Non-interest income adjustments	a	(51,048)	3,692	nm
Add: Non-interest expense adjustments	b	—	—	nm
Tax effect of adjustments		12,762	(923)	nm
Operating net income (non-GAAP)	m	(3,962)	31,139	(113)%

Efficiency ratio	h / f	51.59%	67.58%	(15.99)
Operating efficiency ratio	i / g	112.15%	65.51%	46.64
Mortgage Banking net income / Consolidated net income		20.22%	12.67%	7.55
Mortgage Banking operating net income / Consolidated operating net income		(2.51)%	13.87%	(16.38)
nm = not meaningful

##